UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 25, 2010
ENCORE ACQUISITION COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-16295	75-2759650

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Main Street, Suite 1400, Fort Worth, Texas	76102

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (817) 877-9955
Not applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On January 1, 2009, Encore Acquisition Company (together with its subsidiaries, “EAC”) adopted new guidance issued by the Financial Accounting Standards Board on the accounting for noncontrolling interests and new guidance relating to the treatment of equity-based payment transactions in the calculation of earnings per share.
     In August 2009, Encore Operating, L.P. (“Encore Operating”), a wholly owned subsidiary of EAC, sold certain oil and natural gas properties and related assets in the Big Horn Basin in Wyoming, the Permian Basin in West Texas and New Mexico, and the Williston Basin in Montana and North Dakota to Encore Energy Partners LP (together with its subsidiaries, “ENP”). In June 2009, Encore Operating sold certain oil and natural gas producing properties and related assets in the Williston Basin in North Dakota and Montana to ENP. In January 2009, Encore Operating sold certain oil and natural gas producing properties and related assets in the Arkoma Basin in Arkansas and royalty interest properties primarily in Oklahoma, as well as 10,300 unleased mineral acres, to ENP. Because these assets were sold to an affiliate, the dispositions were accounted for as transactions between entities under common control, similar to a pooling of interests, whereby ENP recorded the assets and liabilities of the acquired properties at Encore Operating’s carrying value and ENP’s historical financial information was recast to include the acquired properties for all periods presented. EAC has recast segment information in its consolidated financial statements to reflect these transactions.
     Accordingly, EAC has recast certain information included in its 2008 Annual Report on Form 10-K (the “2008 Annual Report”) filed with the United States Securities and Exchange Commission (“SEC”) on February 24, 2009 as follows:
•	Item 6. Selected Financial Data;

•	Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations; and

•	Item 8. Financial Statements and Supplementary Data.
     The recast financial information is filed as Exhibits 99.1, 99.2, and 99.3 to this Current Report on Form 8-K (the “Report”) and is incorporated herein by reference. Except with respect to the limited matters described above, the recast information included in this Report has not been updated to reflect events subsequent to the filing of the 2008 Annual Report. This Report should be read in conjunction with the portions of the 2008 Annual Report that have not been recast herein, as well as in conjunction with EAC’s other filings with the SEC.
     All references in this Report to “EAC,” “we,” “us,” “our,” and similar terms refer to Encore Acquisition Company and its subsidiaries.
Cautionary Statement Regarding Forward-Looking Statements
     Certain information included or incorporated by reference in this Report and other materials filed with the SEC, or in other written or oral statements made or to be made by us, other than statements of historical fact, are forward-looking statements. These forward-looking statements give our current expectations or forecasts of future events. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “may,” “will,” “could,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “should,” “predict,” “potential,” “pursue,” “target,” “continue,” and other words and terms of similar meaning. In particular, forward-looking statements relate to, among other things, the following:
•	items of income and expense (including, without limitation, lease operating expense, production taxes, depletion, depreciation, and amortization expense, general and administrative expense, and effective income tax rates);

•	expected capital expenditures and the focus of our capital program;

•	areas of future growth;

•	our development and exploitation programs;

•	future secondary development and tertiary recovery potential;

•	anticipated prices for oil and natural gas and expectations regarding differentials between wellhead prices and benchmark prices (including, without limitation, the effects of the worldwide economic recession);

•	projected results of operations;

•	timing and amount of future production of oil and natural gas;

•	availability of pipeline capacity;

•	expected commodity derivative positions and payments related thereto (including the ability of counterparties to fulfill obligations);

•	expectations regarding working capital, cash flow, and liquidity;

•	projected borrowings or repayments under our revolving credit facility (and the ability of lenders to fund their commitments); and

•	the marketing of our oil and natural gas production.
     You are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this Report. Our actual results may differ significantly from the results discussed in the forward-looking statements. Such statements involve risks and uncertainties, including, but not limited to, the matters discussed in “Item 1A. Risk Factors” and elsewhere in our 2008 Annual Report and in our other filings with the SEC. If one or more of these risks or uncertainties materialize (or the consequences of such a development changes), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. We undertake no responsibility to update forward-looking statements for changes related to these or any other factors that may occur subsequent to this filing for any reason.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Miller and Lents, Ltd.

99.1	Selected Financial Data.

99.2	Management’s Discussion and Analysis of Financial Condition and Results of Operations.

99.3	Financial Statements and Supplementary Data.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE ACQUISITION COMPANY
Date: January 25, 2010	By:	/s/ Andrea Hunter
Andrea Hunter
Vice President, Controller, and Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Miller and Lents, Ltd.

99.1	Selected Financial Data.

99.2	Management’s Discussion and Analysis of Financial Condition and Results of Operations.

99.3	Financial Statements and Supplementary Data.